Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E49464402025-8
FVAguilar	Filing Number 20254946439
Secretary of State	Filed On 06/04/2025 10:56:42 AM
State Of Nevada	Number of Pages 2

Formation - Profit Corporation

- [x] NRS 78 - Articles of Incorporation Domestic Corporation
- [ ] NRS 80 - Foreign Corporation
- [ ] NRS 89 - Articles of Incorporation Professional Corporation
- [ ] NRS 80 - Foreign Corporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	YAN CHUANG GROUP INC.
2. Registered Agent for Service of Process: (Check only one box)	[x] Commercial Registered Agent (name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or position with Entity (title and address below) EASTBIZ.COM, INC. Name of Registered Agent **OR** Title of Office or Position with Entity 5348 VEGAS DRIVE (Street Address) LAS VEGAS (City) Nevada 89108 (Zip Code) Mailing Address (If different from street address) City Nevada Zip Code
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X Tomas Milar 06/04/2025 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** **Date**
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors [ ] Yes **OR** [x] No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) JOHN NG (Name) 46-280 PARADISE DR (Address) RICHMOND HILL (City) ON (State) L4E 0E1 (Zip Code)
5. Jurisdiction of Incorporation: (NRS 80 only)	**5a.** Jurisdiction of incorporation: ______ **5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. [ ]

Page 1 of 2 Pages

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting Yes you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Please indicate the break down of all corporate shares and the par value. Number of Authorized shares with Par value: 0 — Par value: $ 0 Number of common shares with Par value: 100000000.0 — Par value: $ 0.001 Number of preferred shares with Par value: 10000000.0 — Par value: $ 0.001 Number of shares with no par value: 0 **Foreign Corporations, NRS 80 only:** ☐ This is a corporation is a unlimited stock corporation ☐ This is a corporation is a non-stock corporation. If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: JOHN NG — Country: Canada Address: 46-280 PARADISE DR — City: RICHMOND HILL — State: — Zip/Postal Code: X JOHN NG (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:

(attach additional page(s) if necessary)

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FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Initial List and State Business License Application Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees: YAN CHUANG GROUP INC. NAME OF ENTITY TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: Nonprofit Corporation (see nonprofit sections below) Limited - Liability Company Limited Partnership Limited - Liability Partnership Limited - Liability Limited Partnership (if formed at the same time as the Limited Partnership) Business Trust Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit - owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit - owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C. $501(c) For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No - no additional form is required Yes - the *Charitable Solicitation Registration Statement* is required. The Organization claims exemption pursuant to NRS 82A 210 - the *Exemption From Charitable Solicitation Registration Statement* is required **Failure to include the required statement form will result in rejection of the filing and could result in late fees.** Business Number E49464402025 - 8 Filed in the Office of Filing Number 20254946441 Secretary of State State Of Nevada Filed On 06/04/2025 10:56:42 AM Number of Pages 2 page 1 of 2 Revised: 1/1/2019

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE Director:

Name	Country
JOHN NG	CAN

Address	City	State	Zip/Postal Code
46-280 PARADISE DR	RICHMOND HILL	ON	L4E 0E1

CORPORATION, INDICATE THE President:

Name	Country
JOHN NG	CAN

Address	City	State	Zip/Postal Code
46-280 PARADISE DR	RICHMOND HILL	ON	L4E 0E1

CORPORATION, INDICATE THE Treasurer:

Name	Country
JOHN NG	CAN

Address	City	State	Zip/Postal Code
46-280 PARADISE DR	RICHMOND HILL	ON	L4E 0E1

CORPORATION, INDICATE THE Secretary:

Name	Country
JOHN NG	CAN

Address	City	State	Zip/Postal Code
46-280 PARADISE DR	RICHMOND HILL	ON	L4E 0E1

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X JOHN NG

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title	Date
President	06/04/2025

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Revised: 1/1/2019